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                                                                      EXHIBIT 11

                    METROTRANS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (in Thousands, Except Per Share Data)

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                                                                                 For the Years Ended December 31,
                                                                                1996             1995          1994
                                                                              --------          -------      --------

NET INCOME                                                                     $ 3,319          $ 3,030       $ 1,459
                                                                               =======          =======       =======

PRIMARY EARNINGS PER SHARE

      Weighted average common and common equivalent
            shares outstanding                                                   4,014            3,985         3,698

      Add - Dilutive effect of outstanding options (as
            determined by the application of the treasury
            stock method)                                                           93                8             -
                                                                               -------          -------       -------

      Weighted average common and common equivalent
            shares outstanding                                                   4,107            3,993         3,698
                                                                               =======          =======       =======


       Primary earnings per share                                                $0.81            $0.76         $0.39
                                                                               =======          =======       =======


FULLY DILUTED EARNINGS PER SHARE

       Weighted average common and common equivalent
            shares outstanding                                                   4,014            3,985         3,698

      Add - Dilutive effect of outstanding options (as
            determined by the application of the treasury
            stock method)                                                          110               18             -
                                                                               -------          -------       -------

      Weighted average common and common equivalent
            shares outstanding                                                   4,124            4,003         3,698
                                                                               =======          =======       =======


       Fully diluted earnings per share                                          $0.80            $0.76         $0.39
                                                                               =======          =======       =======



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